Exhibit 3(i).3
                              ARTICLES OF AMENDMENT
                            BEFORE ISSUANCE OF STOCK
           (pursuant to TEXAS BUSINESS CORPORATION ACT art. 4.01-.05)


                             Earth Industries, Inc.
                                   (OF TEXAS)


     (1) The original Articles of Incorporation, as filed August 21, 1996 shall be further changed and amended as follows:



                                    Amendment

     ARTICLE TWO, SECTION 3, OF THE ARTICLES OF INCORPORATION is hereby amended, for the sole purpose of changing the par value of the common stock from $0.001 to $0.0001. Accordingly the former Section 3 is superseded by, and is hereafter to read as set forth immediately following:

           Section 3. The Corporation shall be authorized to issue the following classes of stock in such series thereof as the Board of Directors shall determine: Class A Common Voting Equity Stock: 100,000,000
           Shares: Par Value $.0001; and such shares to carry the short title "Common" Shares.


     (2) Adoption of the Amendment occurred by action of the Incorporator/Sole Initial Director before the issuance of stock on August 22, 1996, and in a manner consistent with its constituent documents.



     Dated and signed this day, August 22, 1996.





                                 WILLIAM STOCKER
                                 Attorney at Law
                                  INCORPORATOR


                                       86